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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-31879) of our report dated June 25, 1997, on our audits of the consolidated financial statements of ProServ, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."


                                        /s/ Coopers & Lybrand L.L.P.
                                        ----------------------------------
                                        COOPERS & LYBRAND L.L.P.


Washington, D.C.
September 15, 1997